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                                                                    EXHIBIT 10.8










                   KING PHARMACEUTICALS, INC.

                   EXECUTIVE DEFERRED

                   COMPENSATION PLAN












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                                                                               .
                                                                               .

ARTICLE I
Establishment and Purpose....................................................2

ARTICLE II
Definitions..................................................................2

ARTICLE III
Eligibility and Participation................................................8

ARTICLE IV
Deferral Elections...........................................................8

ARTICLE V
Company Contributions.......................................................11

ARTICLE VI
Valuation of Accounts; Deemed Investments...................................12

ARTICLE VII
Distribution and Withdrawals................................................13

ARTICLE VIII
Administration..............................................................15

ARTICLE IX
Amendment and Termination...................................................15

ARTICLE X
Informal Funding............................................................17

ARTICLE XI
Claims   ...................................................................17

ARTICLE XII
General Conditions..........................................................20

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ARTICLE I
Establishment and Purpose

King Pharmaceuticals, Inc. (the "Company") hereby adopts the King Pharmaceuticals, Inc. Executive Deferred Compensation Plan (the "Plan"), effective July 27, 2005 (the "Effective Date"). The purpose of the Plan is to provide each Participant with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Code, but is intended to meet the requirements of Section 409A of the Code and other relevant provisions of the Act. The Plan is intended to be an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees of the Company, including subsidiaries and affiliates to the extent permitted by the Company, within the meaning of Sections 201, 301 and 401 of ERISA and, as such, (1) to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a "top hat" plan, and (2) to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded "top hat" plans.


ARTICLE II
Definitions

2.1 Account. Account means a bookkeeping account maintained by the Plan Administrator to record deferrals allocated to it by the Participant, Company Contributions (if any), Deemed Investments, distributions, and such other transactions, if any, that may be required to properly administer the Plan. An Account shall be utilized solely as a device for the measurement of the value of the Account Balance to be paid by the Company to a Participant under the Plan. The Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and amounts credited thereto shall not be considered "plan assets" for federal income tax or ERISA purposes.

2.2 Account Balance. Account Balance means, with respect to the Deferred Compensation Account or any component Account, the value of such Account as of the most recent Valuation Date.

2.3 Act. Act means the American Jobs Creation Act of 2004, as amended, and the Treasury regulations promulgated thereunder.

2.4 Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Account.

2.5 Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive benefits to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant's spouse, if living, otherwise the Participant's estate, shall be the Beneficiary if
         a. the Participant has not designated a natural person or trust as Beneficiary, or

         b. the designated Beneficiary(ies) has/have all predeceased the Participant.

2.6 Business Day. A Business Day is each day on which the New York Stock Exchange is open for business.

2.7 Change in Control. Change of Control occurs on the date on which there is (a) a change in the ownership of the Company, (b) a change in the effective control of the Company or (c) a change in the ownership of a substantial portion of the Company's assets. For purposes of this Section, a change in ownership of the Company occurs on the date on which any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either
         (i) a person or more than one person acting as a group acquires ownership of stock of the Company possessing 51% or more of the total voting power of the stock of the Company or (ii) a majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person or more than one person acting as a group acquires assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Notice 2005-1 and subsequent Treasury guidance.

2.8 Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.9 Committee. Committee means the Deferred Compensation Committee appointed by the Compensation Committee of the Board of Directors of the Company.

2.10     Company. Company means King Pharmaceuticals, Inc. and its successors.

2.11 Company Contribution. Company Contribution means a credit by the Company to a Participant's Account in accordance with the provisions of
         Article V of the Plan. Company Contributions are made or not made in the sole discretion of the Company and the fact that a Company Contribution is made in one year shall not obligate the Company to continue to make such Company Contribution in subsequent years.

2.12 Company Discretionary Contribution. Company Discretionary Contribution means a Company Contribution made in the sole discretion of the Company in accordance with Section 5.1 of the Plan.

2.13 Compensation. Compensation means, for purposes of this Plan, base salary (including any deferred salary under a Code Section 401(k) or 125 plan), bonus, commission, and such other cash or equity-based compensation (if any) approved by the Plan Administrator as Compensation for purposes of this Plan. Compensation shall not include payroll deductions pursuant to any other employee benefit plan or any contract or arrangement between the Participant and the Company or any deduction required by law or court order.

2.14 Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement submitted to the Plan Administrator in which a Participant
         (a) makes an election to defer Compensation in accordance with Section 4.1, (b) makes an Allocation Election with respect to his or her Accounts, (c) specifies any In Service Distribution Dates and (d) specifies a Payment Schedule with respect to payments from the Plan. A Compensation Deferral Agreement remains in effect until modified in accordance with the Plan. Notwithstanding the foregoing, and subject to the provisions of Section 3.3, the Plan Administrator may modify a Participant's Compensation Deferral Agreement at any time to conform the Compensation Deferral Agreement and the Plan to applicable law. The Compensation Deferral Agreement will consist of a form agreement prepared under the authority of the Plan Administrator. A completed Compensation Deferral Agreement, and any modifications thereto authorized under the Plan, may be submitted to the Plan Administrator in paper or electronic form, under procedures prescribed by the Plan Administrator.

2.15 Death Benefit. Death Benefit shall mean a distribution of the total amount of the Participant's Deferred Compensation Account Balance, including any remaining unpaid In Service Account balances, to the Participant's Beneficiary(ies) in accordance with Article VII of the Plan.

2.16 Deemed Investment. A Deemed Investment means the conversion of a dollar amount of deferred Compensation and Company Contributions (if any) credited to a Participant's Deferred Compensation Account into notional shares or units or ownership (or a fraction of such measures of ownership, if applicable) of a security (e.g. mutual fund, company stock, or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, in the case of a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual security to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.17 Deferred Compensation Account. Deferred Compensation Account means the Account maintained by the Plan Administrator that records the total amount of liability of the Company to the Participants at any point in time, and includes all unpaid In Service Accounts, the Retirement/Termination Account, and any other Account maintained by the Plan Administrator (e.g. a separate Company Contribution Account) to properly administer the Plan.

2.18 Disability. Disability means that a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The determination of the existence of a Disability shall be made by the Plan Administrator in accordance with the Act.

2.19 Disability Benefit. Disability Benefit means payment by the Company to a Participant of the Deferred Compensation Account Balance due to the Participant's Disability. A Disability shall be paid according to the Payment Schedule applicable to the Participant's Retirement/Termination Benefit.

2.20 Effective Date. Effective Date means July 27, 2005. The Plan applies to Compensation Deferrals submitted to the Plan Administrator on and after September 1, 2005.

2.21 Eligible Employee. Eligible Employee means an Employee of the Company (which includes for this purpose subsidiaries and affiliates who are invited to participate in the Plan by the Company and who adopt the
         Plan) who is part of a select group of management or highly compensated employees of the Company (or, if applicable, its subsidiaries or affiliates) within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and who is selected by the Committee to participate in the Plan.

2.22 Employee. Employee means a full-time salaried employee of the Company or, if applicable, of a subsidiary or affiliate of the Company.

2.23 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.24 In Service Distribution. In Service Distribution means a payment by the Company to a Participant from an In Service Account on or after the In Service Distribution Date.

2.25 In Service Account. In Service Account means each Account established pursuant to Section 4.6 to identify the portion of a Participant's Deferred Compensation Account to be paid on each In Service Distribution Date. Each In Service Account shall be credited with deferrals as specified in the Participant's Compensation Deferral Agreements, plus earnings on Deemed Investments in accordance with such Participant's Allocation Election. A Participant may have a maximum of four (4) In Service Accounts with Balances greater than zero at any given time (or such other maximum amount as determined by the Plan Administrator). A single In Service Account shall be maintained with respect to each In Service Distribution Date and all elections with respect thereto (other than an Allocation Election) shall apply to the entire In Service Account Balance.

2.26 In Service Distribution Date. In Service Distribution Date means the date on which payments of an In Service Account Balance will commence in accordance with a Payment Schedule.

2.27 Investment Option. Investment Option means a notional security such as a mutual fund, life insurance policy separate account, company stock, or other investment approved by the Plan Administrator for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant's Account(s). The Participant has no legal or beneficial ownership in the security or other investment represented by the Investment Option.

2.28 Participant. Participant means an Eligible Employee employed by the Company (or, if applicable, by a subsidiary or affiliate of the Company) who: (a) has elected to defer Compensation in accordance with the Plan; (b) has received a Company Contribution; or (c) has a Deferred Compensation Account Balance greater than zero, regardless of whether the Participant is employed by the Company. A Participant's continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.29 Payment Schedule. Payment Schedule means the form of a benefit payment under the Plan. The Retirement/Termination Benefit of a Participant may be paid (a) in a lump sum between 0% and 100% of the Participant's Deferred Compensation Account and (b) the balance, if any, in annual installments from two (2) to ten (10) years. An In Service Account may be paid (c) in a lump sum equal to 100% of the In Service Account Balance or (d) in annual installments from two (2) to five (5) years. Notwithstanding any Payment Schedule elected by a Participant, distributions shall not be made in such a manner as to cause the acceleration of a payment in violation of the Act. The Plan Administrator retains the authority to determine when and to what extent a payment option, unless modified, would result in acceleration of a payment and to make corresponding adjustments to the Participant's Payment Schedule to avoid an impermissible acceleration.

2.30 Performance-Based Compensation. Performance-Based Compensation means Compensation based on services performed over a period of not less than twelve months and which meets the following requirements: (a) the payment of the Compensation or the amount of the Compensation is contingent upon the satisfaction of organizational or individual performance criteria and (b) the performance criteria are not substantially certain to be met at the time a Compensation Deferral Agreement is submitted to the Plan Administrator. Performance criteria may be subjective but must relate to the performance of the Participant, a group of Employees that includes the Participant or a business unit (which may include the Company) for which the Participant provides services. The determination that any subjective performance criteria have been met shall not be made by the Participant or by a family member of the Participant. Performance-Based Compensation does not include any amount or portion of any amount that will be paid regardless of performance or which is based on a level of performance that is substantially certain to be met at the time the criteria is established or that is based solely on the value of or appreciation in value of the Company or the stock of the Company.

2.31 Plan. Plan means the King Pharmaceuticals, Inc. Executive Deferred Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.32 Plan Administrator. Plan Administrator means the individual or individuals appointed by the Committee. The Plan Administrator is responsible for such recordkeeping and other administrative responsibilities delegated to it by the Committee and as are specified under the Plan.

2.33     Plan Year. Plan Year means January 1 through December 31.

2.34 Retirement/Termination Account. Retirement/Termination Account shall mean, prior to the payment of a Retirement/Termination Benefit, that portion of the Deferred Compensation Account not allocated to In Service Accounts. A Retirement/Termination Account shall be maintained as a single Account and all elections with respect thereto

         (other than an Allocation Election) shall apply to the entire Retirement/Termination Account Balance.

2.35 Retirement/Termination Benefit. Retirement/Termination Benefit shall mean a payment by the Company of a Participant's Retirement/Termination Account Balance to the Participant in accordance with the Participant's Payment Schedule election or as otherwise specified in Article V of the Plan.

2.36 Separation from Service. Separation from Service shall mean the termination of a Participant's employment with the Company for any reason. Whether a Separation from Service has occurred will be subject to Treasury regulations promulgated under the Act.

2.37 Unforeseeable Emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as defined in Reg. 1.457-2(h)(4) and Treasury regulations issued under the Act. The Plan Administrator, in its sole discretion and subject to the requirements of the Act, shall determine whether a Participant has experienced an unforeseeable emergency.

2.38 Valuation Date. Valuation Date shall mean each Business Day except as specified below. A Retirement/Termination Benefit's Valuation Date shall be the last day of the month in which the Participant's Separation from Service occurs. In the case of a Retirement/Termination Distribution to a "key employee" described in Section 7.2, the Valuation Date is the last day of the month following the date which is six months after such Participant's Separation from Service. An In Service Distribution's Valuation Date shall be the last day of the month in which the In Service Distribution Date occurs. The Valuation Date for a Disability Benefit shall be the last Business Day of the month in which the Plan Administrator determines that the Participant is Disabled. The Valuation Date for a Death Benefit is the last day of the month in which the Participant's death occurs. The Valuation Date for a Change in Control is the last Business Day of the month in which the termination of employment occurs within two years of a Change in Control. For purposes of calculating the amount of an installment payment, the Valuation Date is the anniversary of the Valuation Date on which such installment payments commenced.

2.39 Year of Service. Year of Service shall be computed in the same manner as provided under the Company's tax-qualified profit sharing or 401(k) arrangement. If more than one such arrangement exists, the Company shall identify the appropriate plan document or documents for the determination of Years of Service. If there is no such arrangement or the arrangement does not provide a definition of Year of Service, a Year of Service shall be based on a methodology adopted by the Plan Administrator, applied consistently to all Participants.

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ARTICLE III
Eligibility and Participation

3.1 Eligibility and Participation. Each Eligible Employee shall be eligible to participate in this Plan. An Eligible Employee becomes a Participant upon submission of a Compensation Deferral Agreement to the Plan Administrator.

3.2 Duration. A Participant shall be eligible to defer Compensation and receive allocations of Company Contributions subject to the terms of the Plan as long as such Participant is an Eligible Employee. A Participant who is no longer an Eligible Employee but continues to be employed by the Company may not defer Compensation but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Deferred Compensation Account. On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Compensation Deferral Account is greater than zero and during such time may continue to make Allocation Elections. An individual shall cease participation in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

3.3      Revocation of Future Participation. Notwithstanding the provisions of
         Section 3.2, the Committee may, in its discretion, revoke such Participant's eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant's Deferred Compensation Account or other terms of this Plan.

3.4 Notification. Each newly Eligible Employee shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.


ARTICLE IV
Deferral Elections

4.1 Deferral Elections. A Participant shall make deferral elections by completing and submitting to the Plan Administrator the Compensation Deferral Agreement which shall specify the deferral, investment and distribution information as described in this Article IV.

4.2      Time of Election.

         a. Initial Eligibility. In the case of the Plan Year in which an Employee first becomes an Eligible Employee, a Compensation Deferral Agreement that defers Compensation with respect to services to be performed in such Plan Year and subsequent to the election must be submitted to the Plan Administrator within 30 days after such Eligible Employee receives the notice described in Section 3.4.

         b. Subsequent Plan Years. For any subsequent Plan Year, the Compensation Deferral Agreement containing the election to defer Compensation for services performed during such Plan Year must be submitted to the Plan Administrator no later than the close of the preceding Plan Year.

         c. Performance-Based Compensation. A Compensation Deferral Agreement containing an election to defer Performance-Based Compensation must be submitted to the Plan Administrator no later than six months prior to the end of the period in which the services are performed and in accordance with the Act.

4.3 Amount of Deferral. The deferral election under a Compensation Deferral Agreement shall designate a dollar amount or whole percentage of Compensation to be deferred. The Plan Administrator may establish a minimum or maximum deferral amount for each component of Compensation and may permit separate elections for each component of Compensation. Unless otherwise specified by the Plan Administrator in the Compensation Deferral Agreement, Participants may defer up to 75% of base salary and up to 90% of bonus and other cash Compensation for a Plan Year.

4.4      Changes To A Deferral Election.

         a. Right to Modify Prospectively. An election to defer Compensation applies to the Plan Year specified in the Compensation Deferral Agreement and remains in effect for each subsequent Plan Year until modified or revoked. A Participant may modify or revoke an election to defer Compensation during any enrollment period designated by the Plan Administrator. A modification or revocation of an election to defer Compensation will be effective for the following Plan Year.

         b. Performance-Based Compensation. An election to defer Performance-Based Compensation applies to the service period specified in the Compensation Deferral Agreement and remains in effect for future Performance-Based Compensation until modified or revoked during an enrollment period designated by the Plan Administrator. A modification or revocation will apply prospectively to the Performance-Based Compensation described in the enrollment materials.

         c. Unforeseeable Emergency. A Participant may revoke an election to defer Compensation during the Plan Year in which such Compensation is earned (or, in the case of Performance-Based Compensation, after the deadline specified in the enrollment materials) only in the case of an Unforeseeable Emergency and with the consent of the Plan Administrator which it may or may not give in its sole discretion.

         d. 2005 Plan Year Cancellation Right. Notwithstanding any provision of this Plan to the contrary, a Participant may revoke, reduce, or cancel a Deferral election intended to be effective for deferrals in calendar year 2005 within the time and in the manner specified under and to the extent necessary to comply with Treasury regulations promulgated under the Act and in accordance with rules established by the Plan Administrator.

4.5 Allocation Elections. A Participant's deferral election may also specify the Investment Options in which deferrals will be deemed to be invested in accordance with Section 6.2.

4.6      In Service Distributions.

         a. Initial Election. A Participant's Compensation Deferral Agreement may designate In Service Distribution Date(s). The Plan Administrator shall create an In Service

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                  Account for each In Service Distribution Date to be credited with the portion of deferred Compensation designated under the Compensation Deferral Agreement. In order for any portion of a deferral to be credited to an In Service Account, the In Service Distribution Date must be specified no later than the applicable submission deadline described in Section 4.2 for the Deferred Compensation Agreement under which the deferral is made. Any portion of a deferral not designated for an In Service Distribution will be credited to the Retirement/Termination Account.

         b. Election to Maintain In Service Distribution Dates After Separation from Service. At the time a Participant designates the first In Service Distribution Date, he or she may elect to have the Plan Administrator maintain the designated In Service Distribution Account beyond a Separation from Service and distribute the In Service Account following the In Service Distribution Date in accordance with Article VII hereof regarding In Service Distributions. An election pursuant to this paragraph pertains to all subsequently designated In Service Accounts, and is irrevocable.

         c. Modification. The Participant may change or cancel an In Service Distribution Date as follows:

                  i. An existing In Service Distribution Date may be changed so long as the date that such modification is submitted to the Plan Administrator is at least twelve (12) months prior to the existing In Service Distribution Date.

                  ii. The first payment under the modified In Service Distribution Date must occur at least five years after the date such payment would have been made absent the modification. In Service Distribution Dates may not be accelerated.

                  iii. An election to change an In Service Distribution Date is specific to the In Service Account to which it refers, and shall not affect other In Service Accounts (except to the extent the change results in two In Service Accounts with the same In Service Distribution Date, in which case the Accounts are merged) or the ability of the Participant to designate new In Service Distribution Dates with respect to future Compensation deferrals.

                  iv. The modification of an In Service Distribution Date shall be subject to such further Treasury regulations as are promulgated under the Act.

4.7 Payment Schedule. A Compensation Deferral Agreement may specify the Payment Schedule for a Participant's In Service Distribution(s) and Retirement/Termination Benefit. If no designation is in effect, a distribution will be made in a single lump sum.

         a. Modification -- Retirement/Termination Account. A Participant may modify his or her Retirement/Termination Payment Schedule, provided (i) such election is made at least twelve (12) months prior to the date the Participant incurs a Separation from Service and the date the first payment is scheduled to be made and (ii) the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made. Any modification of a Payment Schedule made within twelve (12) months of a Separation from Service shall be null and void, and the most recent Payment Schedule dated at least twelve (12) months prior to the Separation from Service shall be deemed to be in effect.

         b. Modification--In Service Distribution. A Participant shall be permitted to change each In Service Payment Schedule, provided
                  (i) such election is made at least twelve (12) months prior to the In Service Distribution Date and (ii) the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made. Any modification of a Payment Schedule made within twelve (12) months of the In Service Distribution Date shall be null and void, and the most recent Payment Schedule dated at least twelve (12) prior to the In Service Distribution Date shall be deemed to be in effect.


ARTICLE V
Company Contributions

5.1 Discretionary Contributions. The company may, in its sole and absolute discretion, make Company Contributions to one, some, or all of the Participant(s) it employs by crediting to such Participants' Retirement/Termination Accounts an amount determined in the sole and absolute discretion of The Company (a "Discretionary Contribution"). A Discretionary Contribution may be made at any time during the Plan Year. The Company shall be under no obligation to make Discretionary Contributions unless it so obligates itself under an employment agreement or other agreement.

5.2 Make-Up Contribution. The Company may make a Company Contribution at the end of each Plan Year in an amount (if any) equal to (i) minus (ii) where: (i) equals the amount of the Company matching contribution to the Participant's account in the Company-sponsored Code Section 401(k) plan ("401(k) plan") that would have been made by the Company during the time period that corresponds to the Plan Year if such Participant's "Compensation" (for 401(k) plan purposes) had not been reduced because of deferrals into this Plan; and (ii) equals the actual amount of the Company matching contribution to the 401(k) plan for such Participant during such plan year (a "Make-Up Contribution"). The amount of a Make-Up Contribution will be determined by the Plan Administrator in its sole and absolute discretion.

5.3 Vesting. The Company Contributions in Section 5.1 above, and the Deemed Investment earnings thereon, shall vest in accordance with the vesting schedule determined by the Company for each Discretionary Contribution. The Company Contributions in Section 5.2 above, and the Deemed Investment earnings thereon, shall vest 100% after three (3) Years of Service and shall be 0% vested prior to the completion of three (3) Years of Service. The foregoing provisions concerning vesting of Company Contributions notwithstanding, and subject to the requirements of Treasury regulations promulgated under the Act, all Company Contributions shall become 100% vested upon the occurrence of the earliest of: (a) death of the Participant; (b) Disability of the Participant; and (c) Change in Control. The Company may, at any time, in its sole discretion, increase a Participant vested interest in Company Contribution.

ARTICLE VI
Valuation of Accounts; Crediting of Accounts, Deemed Investments

6.1 Valuation. The valuation of a Participant's Accounts will be adjusted as of each Valuation Date to reflect deferrals, earnings on Deemed Investments and distributions since the previous Valuation Date. Valuation of Accounts shall be performed under procedures approved by the Plan Administrator.

6.2 Crediting of Accounts. Deferrals pertaining to base salary shall be deducted on a proportionate basis from each paycheck the Participant receives during the Plan Year and credited to the Participant's Accounts as of the date such Compensation would have otherwise been paid. Deferrals pertaining to other forms of Compensation shall be credited to the Participant's Accounts as of the day such Compensation otherwise would have been paid.

6.3 Allocation Elections. Participants may make an Allocation Election pursuant to which their Accounts will be credited with earnings on Deemed Investments. A Participant may make a new Allocation Election with respect to future deferrals or current Account Balances (or both), provided that such new allocations shall be in increments of one percent (1%) and apply to the entire Account Balance. Subject to restrictions on the timing and number of permitted changes to Allocation Elections within certain time periods (if any) established by the Plan Administrator, new Allocation Elections may be made on any Business Day, and will become effective on the same Business Day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following Business Day. All deferrals shall be credited to the appropriate Account and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the deferral date or as otherwise provided by the Plan Administrator.

6.4 Investment Options. Deemed Investments shall consist of a menu of Investment Options provided by the Committee. Investment Options do not represent actual ownership of, nor ownership rights in or to, the securities or other investments to which the Investment Options refer. The Committee, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any portion of an Account or new deferrals which has not been allocated or which cannot be allocated under a Participant's Allocation Election shall be deemed to be invested in a default Investment Option specified by the Plan Administrator. Such Investment Option shall have, as its primary objective, the preservation of capital.

6.5 Notional Investments. Notwithstanding anything in this section to the contrary, the Committee shall have the sole and exclusive authority to invest any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant's Allocation Election and Deemed Investments shall be used solely for purposes of determining the value of such Participant's Account Balances and the amount of the corresponding liability of the Company in accordance with this Plan.

ARTICLE VII
Distribution and Withdrawals

7.1      In Service Distributions.

         a. Each In Service Distribution shall be paid in accordance with the Payment Schedule election made with respect thereto, beginning as soon as administratively practicable following the Valuation Date. In the event a Participant has elected installment payments for an In Service Distribution, the installment payments shall be determined as set forth in
                  Section 7.3 of the Plan.

         b. Notwithstanding a Participant's election to receive an In Service Distribution, unless an election has been made pursuant to Section 4.6 (b) hereof, all In Service Account Balances shall be distributable as part of a Retirement/Termination Benefit if the triggering date for such Benefit occurs prior to the beginning of payment(s) elected in connection with any In Service Distribution Date. Regardless of any election pursuant to Section 4.6 (b) hereof and notwithstanding a Participant's election to receive an In Service Distribution, all In Service Account Balances shall be distributable as part of a Death or Disability Benefit if the triggering date for such Benefit occurs prior to the beginning of payment(s) elected in connection with any In Service Distribution Date. Such distribution will be made only if the payment does not constitute an acceleration of a payment under the Act

7.2 Retirement/Termination Benefit Distribution. In the event that a Participant experiences a Separation from Service, the Retirement/Termination Benefit will be paid to such Participant in accordance with such Participant's Retirement/Termination Benefit Payment Schedule election. The Retirement/Termination Benefit will be paid (or the first payment will be made) by the Company as soon as administratively practicable following the Valuation Date. In the case of a Participant who is a "key employee" (as defined in Section 416(i) of the Code), the Participant's Retirement/Termination Benefit will commence as of the last day of the month following the date which is six months after such Participant's Separation from Service.

7.3 Installment Payments. If the Participant has elected installment payments for such Participant's Retirement/Termination Benefit distribution or an In Service Distribution, annual cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date, or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment made following Separation from Service. Such payments shall continue annually on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined annually as the result of a calculation, performed on the Valuation Date, where (a) is divided by (b):

              a. equals the value of the applicable Account on the Valuation Date; and

              b.  equals the remaining number of installment payments.

7.4 Small Account Balance Lump Sum Payment. Anything to the contrary in this Plan notwithstanding, in the event that a Participant's Retirement/Termination Account Balance is less than $25,000 on the applicable Valuation Date, the Retirement/Termination Benefit shall be paid in a single lump sum and any form of payment election to the contrary shall be null and void. A payment of a

         Retirement/Termination Account under this Section 7.4 shall be made on or before the later of (a) December 31 of the year in which the Participant's Separation from Service occurs or (b) the date that is 2-1/2 months after the Participant's Separation from Service.

7.5 Disability Benefit. The Company shall pay the Disability Benefit as soon as administratively practicable following the Valuation Date for a Disability Benefit, as provided in Section 2.38 hereof.

7.6 Death Benefit. In the event of a Participant's death before the complete distribution of his or her Deferred Compensation Account, such Participant's Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid a Death Benefit in the amount of the remaining Deferred Compensation Account Balance, as of the Valuation Date for a Death Benefit as provided in Section 2.38 hereof, in a single lump sum as soon as practicable following the end of the month in which the Participant's death occurred. A Death Benefit shall conform to the requirements of the Act in order to avoid an "acceleration" of a payment.

7.7 Unforeseeable Emergency. A Participant may request, in writing to the Plan Administrator, a withdrawal from his or her Deferred Compensation Account if the Participant experiences an Unforeseeable Emergency. Withdrawals of amounts because of an Unforeseeable Emergency are limited to the extent reasonably needed to satisfy the emergency need, which cannot be met with other resources of the Participant. The amount of such withdrawal shall be subtracted first from the vested portion of the Participant's Retirement/Termination Account until depleted and then from the In Service Distribution Accounts (if any) beginning with the Account with the latest In Service Distribution Date. Values for purposes of determining the source of the withdrawal under this Section shall be determined on the date the Plan Administrator approves the amount of the Unforeseeable Emergency withdrawal, or such other date determined by the Plan Administrator.

7.8 Domestic Relations Order. Notwithstanding the Payment Schedule(s)and In Service Distribution Dates selected by a Participant and any other provision of this Plan, the Plan Administrator shall divide such Participant's Accounts with and distribute a portion of such Participant's Accounts to one or more "alternate payees" at the time and in the manner specified in a court order described in Section 414(p)(1)(B) of the Code.

7.9 Change in Control. A Participant whose employment terminates within 24 months following the date of a Change in Control shall receive his or her Deferred Compensation Account Balance, as of the Valuation Date for a Change in Control as provided in Section 2.38 hereof, in a single lump sum paid as soon as administratively practicable following the Valuation Date. All Payment Schedule elections to the contrary shall be ignored, provided that such lump sum payment does not constitute an "acceleration" of a payment under the Act.

ARTICLE VIII
Administration

8.1 Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article XI.

8.2 Withholding. The Company shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

8.3 Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Plan Administrator, the Committee and their agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

8.4 Expenses. The expenses of administering the Plan shall be paid by the Company.

8.5 Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

8.6 Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.


ARTICLE IX
Amendment and Termination

9.1 Amendment and Termination. The Plan is intended to be permanent, but the Committee may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. A termination of the Plan shall not, by itself, result in payments to

         Participants under the Plan, except to the extent permitted in regulations promulgated under the Act. Unless distributions are otherwise permissible under such regulations, payments to Participants shall be made at the times specified in a Participant's Compensation Deferral Agreements and the terms of the Plan applicable to such Agreements prior to the Plan's termination.

9.2 Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, Company contributions, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Committee, in its sole discretion, may declare null and void any Plan provision with respect to affected Participants that causes such Participant to be in constructive receipt of income. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Committee, in its sole discretion, may give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan. Nothing in this Section 9.2 shall be construed to limit the Plan Administrator or Committee's authority under applicable law to take any such action as may be necessary to accomplish the objective of the Plan to defer the recognition of compensation in connection with the taxation of income.

ARTICLE X
Informal Funding

10.1 General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Company or a Rabbi Trust created for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments that the Company may make to aid the Company in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any if its subsidiaries or affiliated companies and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

10.2 Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.


ARTICLE XI
Claims

11.1 Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim ("Claimant").

         a. In General. Notice of a denial of benefits (other than Disability benefits) will be provided within 90 days of the Plan Administrator's receipt of the Claimant's claim for benefits. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

         b. Disability Benefits. Notice of denial of Disability benefits will be provided within forty-five (45) days of the Plan Administrator's receipt of the Claimant's claim for Disability benefits. If the Plan Administrator determines that it needs additional time to review the Disability claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 45-day period. If the Plan Administrator determines that a decision cannot be made within the first extension period due to matters beyond the control of the Plan Administrator, the time period for making a determination may be further extended for an additional 30 days. If such an additional extension is necessary, the Plan Administrator shall notify the Claimant prior to the expiration of the initial 30-day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Plan Administrator expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of 45 days to submit any necessary additional information to the Plan Administrator. In the event that a 30-day extension is necessary due to a Claimant's failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

         c. Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall (1) cite the pertinent provisions of the Plan document and (2) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a complete or partial denial of a Disability benefit claim, the notice shall provide a statement that the Plan Administrator will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

11.2 Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with the Committee. A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Committee. All written comments, documents, records, and other information shall be considered "relevant" if the information
         (1) was relied upon in making a benefits determination, (2) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (3) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

         a. In General. Appeal of a denied benefits claim (other than a Disability benefits claim) must be filed in writing with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

         b. Disability Benefits. Appeal of a denied Disability benefits claim must be filed in writing with the Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial. The review shall be conducted by the Committee (exclusive of the person who made the initial adverse decision or such person's subordinate). In reviewing the appeal, the Committee shall (1) not afford deference to the initial denial of the claim, (2) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant's disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and
                  (3) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision. The Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Committee shall render a decision on its review of the denied claim.

         c. Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.

                  i. The decision on review shall set forth (a) the specific reason or reasons for the denial, (b) specific references to the pertinent Plan provisions on which the denial is based, (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant's claim, and (d) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

                  ii. For the denial of a Disability benefit, the notice will also include a statement that the Committee will provide, upon request and free of charge, (a) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (b) any medical opinion relied upon to make the decision and
                           (c) the required statement under Section
                           2560.503-1(j)(5)(iii) of the Department of Labor regulations.

11.3 Legal Action. A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

11.4 Discretion of Committee. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.


ARTICLE XII
General Conditions

12.1 Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

12.2 No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company to dismiss or discharge an Employee is expressly reserved. Notwithstanding the provisions of Section 9.2, the Company makes no representations or warranties as to the tax consequences to a Participant or a Participant's beneficiaries resulting from a deferral of income pursuant to the Plan or that the Plan complies in form or operation with Section 409A of the Code and regulations issued thereunder.

12.3 No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Company or any of its subsidiaries or affiliated companies.

12.4 Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.5 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

12.6 Governing Law. To the extent not preempted by ERISA, the laws of the State of Tennessee shall govern the construction and administration of the Plan.


IN WITNESS WHEREOF, the undersigned executed this Plan as of the 27th day of July, 2005 to be effective as of the Effective Date.



KING PHARMACEUTICALS, INC.

/s/ Brian A. Markison
-------------------------------
Name and Title: President and Chief Executive Officer